CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S-8 (File No.’s 333-261430, 333-266114 and 333-273230) and Form S-3 (File No.’s 333-269520 and 333-293307) of our report dated March 12, 2026, with respect to the financial statements of HeartBeam, Inc. as of and for the year ended December 31, 2025, included in this Annual Report on Form 10-K for the year ended December 31, 2025.

/s/ CBIZ CPAs P.C.

Saddle Brook, New Jersey

March 12, 2026